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                                                                   EXHIBIT 10.24


                              COOPERATION AGREEMENT

                                       FOR

                       MINERAL EXPLORATION AND DEVELOPMENT

                                     BETWEEN

                        MINCO MINING & METALS CORPORATION

                                       AND

                        BAIYIN NON-FERROUS METALS COMPANY


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                              COOPERATION AGREEMENT
                     FOR MINERAL EXPLORATION AND DEVELOPMENT

THIS AGREEMENT is executed on the 17th day of November 1997, in Baiyin City, on Gansu Province, China.

BETWEEN:

        BAIYIN NON-FERROUS METALS COMPANY

        a corporation incorporated under the laws of the People's Republic of China (Referred to herein as "BAIYIN")

        REGISTERED ADDRESS:         Baiyin City, Gansu Province, China

        AUTHORIZED REPRESENTATIVE:  Mr. Shichang Ren
                                    The Deputy General Manager of BAIYIN

        PHONE: (0943) 8812-171      FAX: (0943) 8223-449

AND:

        MINCO MINING & METALS CORPORATION
        a public corporation incorporated
        under the laws of British Columbia
        (Referred to herein as "MINCO")

        REGISTERED ADDRESS:         1200, 543 Granville St.
                                    Vancouver, BC Canada V6C 1X8

        AUTHORIZED REPRESENTATIVE:  Mr. Ken Z. Cai
                                    The President of MINCO

        PHONE: (604) 688-8002       FAX: (604) 688-8030
        (Collectively, the "PARTIES", or individually a "PARTY")

WHEREAS BAIYIN and MINCO have had friendly discussions and negotiations concerning a joint venture for mineral exploration and exploitation of the Baiyin region, Gansu Province, China.

NOW THEREFORE, in consideration of the premises set out above, and the mutual promises set out below, the Parties have agreed and do hereby agree as follows:

1.0-    ESTABLISHMENT OF THE JOINT VENTURE

1. The Parties agree to form a co-operative joint venture (the "JOINT VENTURE") constituted as a separate legal person. The objectives of the Joint Venture are to jointly explore, develop and


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    exploit mineral resources (excluding those mineral commodities on which the foreign participation is prohibited by the Chinese laws) in the Baiyin region of Gansu Province, China using an integrated mining company model which combines exploration, development, and production.

2. The business scope of the Joint Venture includes mineral exploration, development, exploitation, processing and marketing of mineral products.

3. Both Parties agree that the term of the Joint Venture is thirty (30) years such period to be extendible upon mutual agreement between the Parties if the circumstances so warrant.

2.0-    AREA FOR THE JOINT VENTURE

The Parties agree that the property (the "PROPERTY") for the Joint Venture is the area defined in Schedule A.

3.0-    CONTRIBUTION TO THE JOINT VENTURE

3.1     BAIYIN

In consideration for its equity participation, BAIYIN shall contribute to the Joint Venture the following assets. (1) the Property; (2) mineral rights on the Property (including the discovery right, exploration permits, and privilege mining rights); (3) the data and results which has been collected or created to date on the Property (collectively referred to herein as the "BAIYIN'S CONTRIBUTIONS").

3.2     MINCO

In consideration for its equity participation, MINCO shall contribute to the Joint Venture the following assets: (1) certain advanced equipment; and (2) capital.

4.0-    EQUITY INTERESTS

4.1 The Parties agree that after the Joint Venture has been established, BAIYIN shall transfer the following assets to the Joint Venture: (1) the Property; (2) mineral rights on the Property (including the discovery right, exploration permits, and privilege mining rights); (3) the data and results which has been collected or created to date on the Property as its contribution to the Joint Venture. BAYIN shall have twenty (20) percent equity interests after the Baiyin's Contribution has been made to the Joint Venture.

4.2 After the execution of this Cooperation Agreement, MINCO has right to contribute exploration expenditures (the "MINCO'S CONTRIBUTION") phase-by-phase and stage-by-stage to explore ONE mineral deposit (the "DEPOSIT DISCOVERED AND EXPLORED") on the Property. The geological data from the Deposit Discovered and Explored shall be sufficient for the requirements of a feasibility study. MINCO shall have eighty (80) percent of the equity interest in the Joint Venture after the Minco's Contribution has been made to the Joint Venture.


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4.3     Thereafter, the capital requirements of the Joint Venture, including the feasibility study and development capital expenditures for the Deposit Discovered and Explored, and other expenditures, shall be contributed eighty (80) percent by MINCO and twenty (20) percent by BAIYIN. If one Party can not or is not willing to make the capital contribution, its equity interests in the Joint Venture shall be diluted in accordance with a standard internationally used dilution formula.

5.0-    OPERATION AND MANAGEMENT OF THE JOINT VENTURE

5.1 The Joint Venture shall be managed and operated in accordance with the Law of the PRC on Sino-Foreign Co-operative Joint Venture Enterprises, the Company Law of the People's Republic of China, and other relevant Chinese laws and regulations as well as sound internationally accepted policies, standards and practices.

5.2 The Joint Venture will be managed by the board of directors, which will possess the highest authority over the operation, and management of the Joint Venture. The board of directors of the Joint Venture shall be comprised of seven (7) directors, three (3) of which shall be appointed by BAIYIN and four (4) of which shall be appointed by MINCO.

6.0-    NET PROFIT DISTRIBUTION

After each of the Parties recovers its respective investment to the Joint Venture, the net profit of the Joint Venture shall be distributed to the Parties in proportion to their respective relative beneficial interests in the Joint Venture.

7.0-    TECHNICAL OPERATION AND MANAGEMENT OF THE PROJECT

7.1. The board of the directors of the Joint Venture shall undertake mineral exploration, development, exploitation, and processing on the Property in accordance with Chinese laws and regulations as well as sound internationally accepted standards and practices. The Project will be carried out phase-by-phase and stage-by-stage in comply with the program and budget approved by the board of directors from time to time.

7.2 The Joint Venture shall have right to develop any commercial deposit discovered on the Property through the exploration carried out by the Joint Venture.

7.3 The Joint Venture shall give BAIYIN privilege priority to contract the exploration works on the Property provided that BAIYIN can guarantee the time and quality of the work and a reasonable and fair market rate of the work.

8.0-    COOPERATION PROCEDURE

In order to conduct the Project as soon as possible, the Parties agree to undertake the activities as set out below:

1. After executing this Agreement, BAIYIN shall provide MINCO with brief geological data for its Board of Directors to further assess the exploration potential of the Property, including regional


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    geological maps, property geological maps, geochemical and geophysical anomaly maps, representative cross-sections, reserve calculation maps, and brief geological report of the Property.

2. After executing this Agreement, BAYIN shall obtain approval from the appropriate Chinese government authorities to allow the Parties to enter the Joint Venture Contract and to form the Joint Venture (the "GOVERNMENT APPROVAL"). BAIYIN shall exercise its best efforts to seek the Government Approval as soon as possible. MINCO shall provide to BAIYIN reasonable assistance.

3. After executing this Agreement, the Parties shall negotiate a full and final joint venture contract (the "JOINT VENTURE CONTRACT") in good faith to set up all the details for the Joint Venture.

4. In order to speed up the project, the Parties agree to conduct some preliminary field works on the Property stage-by-stage and phase-by-phase. Both Parties shall study and analyze the existing geological data on the Property in a timely fashion to establish a mineralization model and design an overall exploration program. BAIYIN shall provide MINCO's staffs reasonable logistic support.

5. Upon establishment of the Joint Venture, the Parties shall conduct the Project pursuant to the term of the Joint Venture Contract.

9.0-    CONFIDENTIALITY OBLIGATIONS

1. This Agreement and all the documents signed by the Parties in the future are the assets of the Parties and shall not be disclosed to any third party except the government and regulatory authorities.

2. MINCO agrees to preserve the confidentiality of all information provided by BAIYIN. MINCO can disclose such information to regulatory authorities including, without limitation, Canadian government bodies, securities commissions and stock exchanges, to meet the disclosure requirement of such regulatory authorities. However, such disclosure shall not hurt the interests of BAIYIN.

3. MINCO agrees to return to BAIYIN all the information supplied by BAIYIN if the project is not carried out for whatever reasons.

10.0-   GENERAL

1. After executing this Agreement, both Parties shall report this joint venture project to its respective authorities in a timely fashion to obtain the confirmation of the project from those authorities.

2. This Agreement is written in duplicate in both Chinese and English, with both texts having equal authority.


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3.  This Agreement, and any notices or other documents permitted or required by it, may be executed in counterparts, including copies which have been executed and then delivered by facsimile transmission. A copy which has been executed in counterparts and transmitted by facsimile transmission shall have equal authority as an originally executed copy.

4. If one of the Parties wishes to terminate this Agreement, it must inform the other Party in writing. This Cooperation Agreement can only be terminated upon mutual agreement.

5.  There are four copies of this Agreement. Each Party has two copies.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as evidenced by each signature below.

BAIYIN NON-FERROUS METALS COMPANY

LEGAL REPRESENTATIVE:



-----------------------------------------------
Jiangshen Wu, General Manager

AUTHORIZED REPRESENTATIVE:



-----------------------------------------------
Shichang Ren, Deputy General Manager



MINCO MINING AND METALS CORPORATION

LEGAL REPRESENTATIVE:


/s/ PETER TSAPARAS
-----------------------------------------------
Peter Tsaparas, Chairman of the Board


AUTHORIZED REPRESENTATIVE:


/s/ KEN Z. CAI
-----------------------------------------------
Ken Z. Cai, President and CEO


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                                   SCHEDULE A


This schedule is attached to and forms part of the Cooperation Agreement for Mineral Exploration and Development between BAIYIN NON-FERROUS COMPANY and MINCO MINING & METALS CORPORATION executed on November 17, 1997.

The Property is the Baiyin region of Gansu Province, China, including the dip and west-strike extension of the Xiaotieshan mine, but excluding the areas which already have geological exploration reports and which have been previously explored by BAIYIN during production.

The coordinates of the Property are presented in the map attached.


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